EXHIBIT 4.1

ICE                                       Mark Heckert   100 Church Street
ICE Data Pricing & Reference Data, LLC                   New York, NY 10007
                                                         Tel. 212-438-4417
                                                         Mark.Heckert@theice.com


                                 July 24, 2019


Invesco Capital Markets, Inc.
11 Greenway Plaza
Houston, Texas 77046-1173

The Bank of New York Mellon
2 Hanson Place, 12th Floor
Brooklyn, New York 11217
Unit Investment Trust Dept.

                 Re: Invesco Unit Trusts, Municipal Series 1338 Quality Municipal Income Trust, 20+ Year
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Gentlemen:

   We have examined Registration Statement File No. 333-227982 for the above mentioned trust. We hereby acknowledge that ICE Data Pricing & Reference Data, LLC is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the references to ICE Data Pricing & Reference Data, LLC as evaluator.

   In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the trust portfolio are the ratings indicated in our Securities Data Manager database as of the date of the evaluation report.

   You are hereby authorized to a file a copy of this letter with the Securities and Exchange Commission.

                                                                      Sincerely,

                                                                /s/ MARK HECKERT
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                                                                    Mark Heckert